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                                                                   Exhibit 10.41


                                 PROMISSORY NOTE



$500,000.00                                                 San Jose, California
February    , 1997


              FOR VALUE RECEIVED, MicroTel International, Inc. (the "Maker"), hereby promises to pay Jack Talan (the "Payee"), at such place as Payee may, from time to time, designate, the principal sum of $500,000.00 in lawful money of the United States promptly on April , 1997.

              Maker further promises to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum, such interest to be paid concurrently with the payment of the principal.

              This Note can be prepaid in whole or in part at any time without the consent of the Payee.

              Notwithstanding the due date of this Note specified above, the entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following:

              The Maker becoming insolvent (however defined or evidenced), committing an act of bankruptcy, making an assignment for the benefit of creditors or making or sending a notice of intended bulk transfer, or if a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against Maker or any property of Maker, or the appointment of a receiver or trustee for Maker or any property of Maker.

              The Maker waives demand, presentment, protest and notice of any kind.

              This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.

              This Note shall be governed by and construed in accordance with the laws of the state of California and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and enure to the benefit of the Payee, its
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successors, endorsees, assigns, heirs, administrators and executors.

              If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.


                                       MICROTEL INTERNATIONAL, INC.



                                       By: /s/ Barry Reifler
                                          --------------------------------------
                                          Barry Reifler,
                                            Chief Financial Officer